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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SENIOR HOUSING PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SENIOR HOUSING PROPERTIES TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2011

To the Shareholders of Senior Housing Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Monday, May 16, 2011, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III ("proposal 1").

  2.
  To hold an advisory vote relating to our executive compensation ("proposal 2").

  3.
  To hold an advisory vote on the frequency of future shareholder advisory votes relating to our executive compensation ("proposal 3").

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 ("proposal 4").

  5.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSAL 2, EVERY "THREE YEARS" IN PROPOSAL 3 AND "FOR" PROPOSAL 4.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record at the close of business on February 18, 2011 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

                      By Order of the Board of Trustees,

                      Jennifer B. Clark, Secretary

Newton, Massachusetts
February 24, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY AUTHORIZE A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

SENIOR HOUSING PROPERTIES TRUST
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Monday, May 16, 2011

at
Two Newton Place

255 Washington Street, Suite 100

Newton, Massachusetts 02458

 INTRODUCTION

        A notice of the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2010, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 24, 2011.

        The annual meeting record date is February 18, 2011. Only shareholders of record at the close of business on February 18, 2011, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 141,854,657 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominee for Trustee described in proposal 1, to approve the resolution regarding named executive officer compensation described in proposal 2, to approve the selection under proposal 3 of every three years as the frequency at which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 4. Proposals 2, 3 and 4 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Independent Trustee in proposal 1 and "FOR" proposals 2 and 4. If you properly complete your proxy and give no voting instructions, your shares will be voted to select EVERY "THREE YEARS" in proposal 3.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 15, 2011.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Abstentions and broker non-votes will have no effect on the outcome of proposals 1, 2, 3 and 4. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by authorizing a proxy to vote his or her common shares over the internet or by telephone at a later date in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 15, 2011. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL 1
ELECTION OF ONE INDEPENDENT TRUSTEE

        The number of our Trustees is fixed at five, and our Board is divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Frederick N. Zeytoonjian in Group III with a term of office expiring at the meeting to which this proxy statement relates, Barry M. Portnoy and Jeffrey P. Somers in Group I with a term of office expiring at our 2012 annual meeting of shareholders and John L. Harrington and Adam D. Portnoy in Group II with a term of office expiring at our 2013 annual meeting of shareholders. The term of the Group III Trustee elected at the meeting will expire at our 2014 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board of Trustees is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are not employees of Reit Management & Research LLC, or RMR, our manager, are not involved in our day to day activities, and qualify as independent under our declaration of trust, our bylaws and applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Messrs. Harrington, Somers and Zeytoonjian are our Independent Trustees, and Messrs. Barry Portnoy and Adam Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

        Our Board has nominated Mr. Zeytoonjian for election as the Independent Trustee in Group III, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group III elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Zeytoonjian, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Zeytoonjian's election or withheld for Mr. Zeytoonjian.

        Mr. Zeytoonjian has agreed to serve as the Independent Trustee in Group III if elected. However, if Mr. Zeytoonjian becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Zeytoonjian will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Zeytoonjian as the Independent Trustee in Group III.

        Our Board recommends you vote "FOR" the election of Mr. Zeytoonjian as the Independent Trustee in Group III.

 PROPOSAL 2
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of those of our executive officers listed on the Summary Compensation Table elsewhere in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        We do not have any employees. Our manager, RMR, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by employees. Each of our named executive officers is an employee of RMR and his services are provided to us by RMR. RMR compensates them directly and in its sole discretion in connection with their services rendered to RMR and to us. None of our named executive officers has an employment agreement with us and we do not pay them salaries or bonuses or provide them other compensation or benefits except for the grants of shares under our Share Award Plans described below in Compensation Discussion and Analysis, Compensation Tables and narrative discussion.

        We make grants of shares under our Share Award Plans to reward our named executive officers and to foster a continuing identity of interest between them and our shareholders. We award shares under our Share Award Plans to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards. Our award of shares under our Share Award Plans is designed to reward executive performance that contributes to our success and increases shareholder value. We urge you to read the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        As required by Section 14A of the Exchange Act, we are asking you to vote on the adoption of the following resolution:

        RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in the proxy statement.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 2. The shareholder vote on proposal 2 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act or when the next such shareholder advisory vote on named executive officer compensation will occur.

        Our Board recommends you vote "FOR" Proposal 2.

 PROPOSAL 3
ADVISORY VOTE ON SELECTION OF
FREQUENCY OF EXECUTIVE COMPENSATION VOTE

        As required by Section 14A of the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the frequency with which they wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers; in other words, how often a proposal similar to this year's proposal 2 will be included in the matters to be voted on at our annual meeting. The choices available under Section 14A of the Exchange Act are every year, every other year or every three years.

        After consideration, our Board recommends that you select every three years as the desired frequency for a nonbinding, advisory vote of shareholders on named executive officer compensation. We believe this frequency is appropriate because, as described above, the executive compensation paid by our Company is comprised of grants of shares under our Share Award Plans, and we do not expect to change our method of compensating our named executive officers and further do not expect that our approach to the grant of these awards will vary significantly from year to year.

        Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation.

        The affirmative vote of a majority of the votes cast will be necessary to approve the selection under proposal 3 of every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation. The shareholder vote on proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act. Whether or not a majority of votes is cast in favor of any of the options available in this proposal 3, our Board will decide among these options in its discretion.

        Our Board recommends you vote for every "THREE YEARS" as the frequency with which a nonbinding shareholder advisory vote on named executive officer compensation will occur.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 11, 2011, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2009 and 2010. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 4 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2009	2010
Audit Fees	$541,650	$663,650
Audit Related Fees	—	—
Tax Fees	15,700	15,700

Subtotal	557,350	679,350
All Other Fees	—	—

Total Fees	$557,350	$679,350

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2009 and 2010 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2009 and 2010 are set forth above. The tax fees charged by Ernst & Young LLP during 2009 and 2010 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2008 and 2009, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The shareholder vote on proposal 4 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees, officers and employees and by RMR and its Directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 21, 2011, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2014

FREDERICK N. ZEYTOONJIAN, Age: 75

        Mr. Zeytoonjian has been one of our Independent Trustees since 2003. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian also has been an Independent Trustee of CommonWealth REIT, or CWH, since 1999. Mr. Zeytoonjian has served as a Director of Affiliates Insurance Company, or AIC, since November 2008.

        Our Board concluded that Mr. Zeytoonjian is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated business leadership as a successful entrepreneur for decades, his work on public company boards and board committees, his experience in and knowledge of commercial real estate, his financial background and his institutional knowledge earned through service on our Board for eight years and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Zeytoonjian is an Independent Trustee in Group III and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Independent Trustees Continuing in Office

JEFFREY P. SOMERS, Age: 67

        Mr. Somers has been one of our Independent Trustees since January 2009. Mr. Somers has been, since January 2010, Of Counsel to, and from 1995 to December 2009, was a member, and for six of those years a managing member, of the law firm of Morse, Barnes-Brown Pendleton PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Since 2002, Mr. Somers has served as a Director for Cantella Management Corp., a holding company for Cantella & Co., Inc., an SEC-registered broker-dealer. From 1995 to 2001 he served as a Trustee for the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. He has previously served as a trustee for Glover Hospital, which is now part of Beth Israel Deaconess Hospital, among various other civic leadership roles. Mr. Somers has been an Independent Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund and their predecessor funds since January 2009 and was an Independent Trustee of RMR Funds Series Trust from January 2009 until its later dissolution in April 2009.(1) Mr. Somers has been an Independent Trustee of Government Properties Income Trust, or GOV, since June 2009. Mr. Somers has served as a Director of AIC since February 2009.

        Our Board concluded that Mr. Somers is qualified to serve as one of our Independent Trustees based upon, among other things, his expertise in legal, corporate governance and regulatory matters, his leadership role as a law firm managing member, his experience as a hospital trustee, including guiding the hospital's sale process, his service as a trustee of public investment companies, his experience in complex business transactions, his various civic roles, his familiarity with finance and accounting matters and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Somers is an Independent Trustee in Group I and his term expires at our 2012 annual meeting of shareholders.

(1)
RMR Real Estate Income Fund and its predecessor funds (RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Dividend Capture Fund), RMR Asia Pacific Real Estate Fund and its predecessor funds (Old RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund) and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

JOHN L. HARRINGTON, Age: 74

        Mr. Harrington has been one of our Independent Trustees since 1999. Mr. Harrington was Chairman of the Board of the Yawkey Foundation (a charitable foundation) from 2002 to 2003 and since 2007, serving as one of its trustees since 1982 and as Executive Director from 1982 to 2006. He was also a Trustee of the JRY Trust from 1982 through June 2009. Mr. Harrington was Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's Vice President and Chief Financial Officer prior to that time. He was President of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a Director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a Member of the Major League Baseball Executive Council from 1998 to 2001, Assistant Secretary of Administration and Finance for the Commonwealth of Massachusetts in 1980, Treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, Assistant Professor and Director of Admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as Supervisory Auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant. Mr. Harrington has been an Independent Trustee of Hospitality Properties Trust, or HPT, and of GOV since 1995 and June 2009, respectively. Mr. Harrington has been an Independent Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Independent Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009. Mr. Harrington has served as a Director of AIC since November 2008. Mr. Harrington served as an Independent Director of Five Star Quality Care, Inc., or Five Star, from 2001 to 2003.

        Our Board concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, his work on public company boards and board committees and in key management roles in various enterprises, his professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer, his expertise in compensation and benefits matters, his service with government and experience in public policy matters, his institutional knowledge earned through service on our own Board for 12 years and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Harrington is an Independent Trustee in Group II and his term expires at our 2013 annual meeting of shareholders.

Managing Trustees Continuing in Office

BARRY M. PORTNOY, Age: 65

        Mr. Barry M. Portnoy has been one of our Managing Trustees since 1999. Mr. Portnoy has been a Managing Trustee of CWH, HPT and GOV, since 1986, 1995 and February 2009, respectively. He has been a Managing Director of Five Star and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy has served as a Director of AIC since November 2008. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, an employee of RMR since 1996 and the Chairman of RMR since 1998, and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Interested Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor, and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009. Mr. Portnoy practiced law for many years as a partner in a law firm prior to 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate and senior living industries and real estate investment trusts, or REITS, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through service on our Board for 12 years and in key leadership positions with our manager for 24 years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Portnoy is a Managing Trustee in Group I and his term expires at our 2012 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 40

        Mr. Adam D. Portnoy has been one of our Managing Trustees since May 2007. Mr. Portnoy has been a Managing Trustee of CWH, HPT, and GOV, since May 2006, January 2007 and February 2009, respectively. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund and their predecessor funds since February 2009. Mr. Portnoy has served as a Director of AIC since November 2008. He has been President of CWH since January 2011 and was an Executive Vice President of CWH from 2003 through 2006. He was President of GOV from February 2009 until January 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was President of each of their predecessor funds from 2007 until its merger in June 2009 into its successor, and was President of RMR Funds Series Trust from its formation in August 2007 until its dissolution in April 2009. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of certain of the RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including as a Senior Investment Officer of the International Finance Corporation (a member of The World Bank Group) and Vice President of an investment bank. Mr. Portnoy is also currently Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and REITS, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking, his government organization service, his institutional knowledge earned through service on our own Board for four years and in key leadership positions with our manager for seven years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Adam Portnoy is a Managing Trustee in Group II and his term expires at our 2013 annual meeting of shareholders.

Executive Officers

DAVID J. HEGARTY, Age: 54

        Mr. Hegarty has been our President and Chief Operating Officer since 1999. Mr. Hegarty has been an executive officer of RMR for over five years and currently is an Executive Vice President and a director of RMR. Mr. Hegarty is a certified public accountant.

RICHARD A. DOYLE, JR., Age: 42

        Mr. Doyle has been our Treasurer and Chief Financial Officer since March 2007. Mr. Doyle has been an employee of RMR since November 2006 and currently is a Senior Vice President of RMR. From May 2005 to November 2006, Mr. Doyle was the Director of Financial Reporting of Five Star. Mr. Doyle was a finance officer of Sun Life Financial Inc. from 1999 until 2005. Mr. Doyle is a certified public accountant.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, HPT, GOV, Five Star, TA, each of the RMR Funds and AIC may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, HPT, GOV, Five Star, TA and AIC. CWH is a publicly traded REIT that primarily owns office buildings and industrial properties. HPT is a publicly traded REIT that primarily owns hotels and travel centers. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. Each of the RMR Funds, except for RMR Funds Series Trust, is or was a closed-end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open-end investment company registered under the 1940 Act prior to its dissolution in 2009. AIC is an Indiana insurance company that designs and reinsures property insurance for us and for RMR, CWH, HPT, GOV, Five Star and TA.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

        Three of our Trustees, John L. Harrington, Jeffrey P. Somers and Frederick N. Zeytoonjian, are our Independent Trustees within the meaning of our bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

        Our bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Messrs. Harrington, Somers and Zeytoonjian currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our bylaws. In making that determination with respect to Mr. Harrington, our Board considered Mr. Harrington's service on the board of Five Star, a major tenant of ours, from 2001 until January 2004. Additionally, with respect to Mr. Zeytoonjian, our Board considered Mr. Zeytoonjian's service on the board of CWH since 1999. Our Board also considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2010, our Board held five meetings, our Audit Committee held six meetings, our Compensation Committee held four meetings and our Nominating and Governance Committee held two meetings. During 2010, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust, bylaws and separate indemnification agreements require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees of RMR, are not involved in our day to day activities and are persons who qualify as independent under our declaration of trust, bylaws and applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our Board of Trustees is composed of three Independent Trustees and two Managing Trustees. Our President and our Treasurer are not members of our Board of Trustees, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees and an Independent Trustee serves as Chair of each such committee. Our three standing committees have responsibilities related to our leadership and governance, including among other things: (i) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (ii) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements and the expenses, costs and compensation we pay under those agreements, approves those expenses, costs and compensation that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all our equity compensation awards; and (iii) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance, and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. The President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our Managing Trustees, in consultation with our President and Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to a Managing Trustee, our President or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program which requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Messrs. Harrington, Somers and Zeytoonjian, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities. In May 2010, we formed an ad hoc special committee consisting of our Independent Trustees to consider possible transactions between us and Five Star in light of recent tax law changes with respect to REITs and the enactment of the Patient Protection and Affordable Care Act. Also in 2010, we formed an ad hoc Special Committee in connection with our consideration of the acquisition of 27 additional medical office, clinic and biomedical, pharmaceutical buildings, or MOBs, from CWH, as more fully described below in the section entitled Related Person Transactions and Company Review of Such Transactions, comprised of Messrs. Harrington and Somers, who are our Independent Trustees who are not also trustees of CWH. In June 2009, another ad hoc Special Committee was formed in connection with our mortgage financing with FNMA and related transactions with Five Star, and was comprised of Messrs. Harrington, Somers and Zeytoonjian.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) Executive Director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a Director of a large national bank; and (vi) a college professor of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of HPT, GOV, RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under these agreements and the expenses, costs and compensation we pay under these agreements, approving those expenses, costs and compensation that we are required to pay under these agreements and making determinations regarding continuance of or changes to these agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.snhreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.snhreit.com, or by writing to our Secretary, Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458.

 COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.snhreit.com), by calling our toll free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes will be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Trustee, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustees who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit any additional information required in connection with our license or regulation by state insurance or healthcare regulatory authorities.

        In 2010, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2011 annual meeting of shareholders, except the nomination made by our Board and recommendation by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee. We are reviewing our procedures for shareholder recommendations of Trustee candidates and may amend them in a manner that affects shareholder recommendations of Trustee candidates to stand for election at our 2012 meeting. We will publish any such amended procedures on our website. Any shareholder considering making a recommendation of a Trustee candidate should carefully review and comply with the procedures then in effect for making such a recommendation.

        2012 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be received at our principal executive offices on or before October 27, 2011 in order to be considered for inclusion in our proxy statement for our 2012 annual meeting of shareholders, provided that if we hold our 2012 annual meeting before April 16, 2012 or after June 15, 2012, shareholders must submit proposals for inclusion in our 2012 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2012 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for a shareholder properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. Our bylaws currently require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. (Eastern Time) on October 27, 2011 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 27, 2011; provided, that, if our

2012 annual meeting is called for a date earlier than April 16, 2012 or later than June 15, 2012, then a shareholder's notice must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth day following the earlier of the day on which (i) notice of the date of our 2012 annual meeting is mailed or otherwise made available or (ii) public announcement of the date of our 2012 annual meeting is first made by us. We are reviewing our bylaws and may amend them in a manner that affects shareholder nominations or other proposals that shareholders seek to make at our 2012 meeting. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals and any amendment to our bylaws approved by our Board, may be obtained by writing to our Secretary at Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Hegarty and Doyle, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Share Award Plans discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public REITs, the RMR Funds, and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to HPT, a publicly traded REIT that primarily owns hotels and travel centers, CWH, a publicly traded REIT that primarily owns office buildings and industrial properties, Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business, TA, a publicly traded real estate based operating company in the travel center business, and GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies and in particular with respect to the other REITs managed by RMR. Subsequent to this meeting, the members of our Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and any other factors any member of the Compensation Committee chooses to raise. The factors which have been historically considered by our Compensation Committee, including for the 2010 share grants, are: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. The Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. The Compensation Committee then considers these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There is no formulaic approach using these various factors in determining the amount of the share awards to each executive officer. The share amounts are determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation they receive from us. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

Analysis of Grants under Our Share Award Plans

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted Share Award Plans to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Share Award Plans to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our Share Award Plans providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. In 2010, our Managing Trustees recommended that the number of shares awarded to our named executive officers remain the same as the number awarded in 2009. Our Managing Trustees made a similar recommendation or proposed an increase in the number of shares to be awarded to the named executive officers of the other REITs managed by RMR. Our Compensation Committee considered these factors and reviewed the data regarding the other REITs and their officers to help it gauge the reasonableness of the 2010 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis.

        In 2010, the Compensation Committee considered the foregoing factors and decided to award the same number of shares to our President as those awarded in 2009 due to the recommendation of our Managing Trustees, the increase in the number of shares awarded to our President in 2009 over 2008 and the increase in fair value of the award over the prior year as a result of our modestly higher share price at the date of the 2010 awards versus at the time of the prior awards. Our Compensation Committee decided to award an increased number of shares to our Treasurer over those awarded in 2009 due to his contributions to us during 2010, his longer service with us and the recommendation of our Managing Trustees. In addition, the Compensation Committee determined to grant a larger number of shares to Mr. Hegarty than Mr. Doyle due to Mr. Hegarty's more senior position and greater length of service to us. The Compensation Committee considered the overall contributions of each officer to us during 2010 to be at a high level.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain employed by RMR and continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our Share Award Plans are entitled to receive distributions we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e. in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Board members), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE Frederick N. Zeytoonjian, Chairman John L. Harrington Jeffrey P. Somers

 COMPENSATION TABLES

        The following tables provide (1) summary 2010, 2009 and 2008 compensation information relating to our named executive officers, (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2010. Our named executive officers consist of two individuals, our President and Chief Operating Officer and our Treasurer and Chief Financial Officer, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Share Award Plans.

SUMMARY COMPENSATION TABLE FOR 2010, 2009 AND 2008

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David J. Hegarty	2010	$230,945	$25,708	$256,653
President and Chief Operating Officer	2009	$183,920	$21,882	$205,802
	2008	$198,810	$16,170	$214,980
Richard A. Doyle	2010	$145,860	$11,655	$157,515
Treasurer and Chief Financial Officer	2009	$96,800	$7,646	$104,446
	2008	$88,360	$3,745	$92,105

(1)
Represents the grant date fair value of shares granted in 2010, 2009 and 2008, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2010
(Shares granted in 2010, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
David J. Hegarty	9/17/10	9,500 Common Shares	$230,945
Richard A. Doyle	9/17/10	6,000 Common Shares	$145,860

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Share awards granted by us to executive officers in 2010 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our Share Award Plans are eligible to receive distributions we make on our shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010
(Shares granted in 2010 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David J. Hegarty	2010	7,600	$166,744
David J. Hegarty	2009	5,700	$125,058
David J. Hegarty	2008	3,600	$78,984
David J. Hegarty	2007	1,500	$32,910
Richard A. Doyle	2010	4,800	$105,312
Richard A. Doyle	2009	3,000	$65,820
Richard A. Doyle	2008	1,600	$35,104
Richard A. Doyle	2007	500	$10,970

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2010 were granted on September 17, 2010; the shares granted in 2009 were granted on September 17, 2009; the shares granted in 2008 were granted on September 22, 2008; and the shares granted in 2007 were granted on September 18, 2007. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 31, 2010.

STOCK VESTED FOR 2010
(Share grants which vested in 2010, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David J. Hegarty	8,600	$208,820
Richard A. Doyle	3,500	$84,784

(1)
Represents the value based upon the closing price on the 2010 dates of vesting of grants made in 2010 and prior years.

 TRUSTEE COMPENSATION FOR 2010
(2010 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation		Total ($)
John L. Harrington	$55,250	$44,440	$—		$99,690
Adam D. Portnoy(2)	$0	$44,440	$1,080	(3)	$45,520
Barry M. Portnoy(2)	$0	$44,440	$—		$44,440
Jeffrey P. Somers	$60,750	$44,440	$—		$105,190
Frederick N. Zeytoonjian	$45,500	$44,440	$—		$89,940

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Trustees do not receive cash compensation for their services as Trustees.

(3)
Consists of distributions on unvested shares that were awarded to Mr. Adam Portnoy in 2006 prior to his becoming a Managing Trustee.

        Each Independent Trustee receives an annual fee of $30,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $9,000, $4,500 and $4,500, respectively, each year. Mr. Somers received $10,000 in 2010 for serving as the chair of our ad hoc Special Committee that was formed in connection with our consideration of the acquisition of 27 additional MOBs from CWH. In addition, each Trustee received a grant of 2,000 of our common shares in 2010. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2010 our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

 AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2010; (ii) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE John L. Harrington, Chairman Jeffrey P. Somers Frederick N. Zeytoonjian

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 18, 2011. The following table sets forth information regarding the beneficial ownership of our common shares (not including any fractional shares which may be beneficially owned by such persons) by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group, Inc.(3)	13,692,252	9.7%
Invesco Ltd.(4)	10,865,274	7.7%
Deutsche Bank AG(5)	10,236,942	7.2%
BlackRock, Inc.(6)	9,461,919	6.7%
Morgan Stanley(7)	7,180,926	5.1%
Trustees, Nominees and Executive Officers
Barry M. Portnoy	177,303	*
Adam D. Portnoy	98,756	*
David J. Hegarty(8)	67,670	*
Richard A. Doyle	17,500	*
John L. Harrington	13,500	*
Frederick N. Zeytoonjian	7,500	*
Jeffrey P. Somers	6,000	*
All Trustees, nominees and executive officers as a group (seven persons)(8)	388,229	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 141,854,657 of our common shares outstanding as of February 18, 2011.

(3)
This information is as of December 31, 2010 and is based on a Schedule 13G/A filed with the SEC on February 10, 2011 by The Vanguard Group, Inc., or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern,

  Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 86,878 shares, sole dispositive power over 13,605,374 shares and shared dispositive power over 86,878 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 86,878 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Fiduciary Trust Company directs the voting of those shares. In addition, Vanguard Specialized Funds—Vanguard REIT Index Fund, or Vanguard REIT Index Fund, also filed a Schedule 13G with the SEC on February 10, 2011, reporting beneficial ownership of 7,401,626 of our shares and that is has sole voting power over those shares. According to the Schedule 13G filed by Vanguard REIT Index Fund, the address of Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has confirmed that the 7,401,626 of our shares reported as beneficially owned by Vanguard REIT Index Fund as of December 31, 2010 in its Schedule 13G are included in the 13,692,252 of our shares reported as beneficially owned by Vanguard in its Schedule 13G/A.

(4)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 9, 2011 by Invesco Ltd. Based on the information provided in that Schedule 13G/A, the address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309. According to that same Schedule 13G/A, the following subsidiaries of Invesco Ltd. are investment advisers which hold the common shares and have voting and dispositive power as follows: Invesco Advisors, Inc. has sole voting power over 7,625,748 shares, shared voting power over 75,836 shares, sole dispositive power over 10,815,396 shares and shared dispositive power over 43,993 shares; Invesco PowerShares Capital Management has sole voting and dispositive power over 5,612 shares; and Invesco PowerShares Capital Management Ireland Ltd. has sole voting and dispositive power over 273 shares.

(5)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 11, 2011 on behalf of Deutsche Bank AG. Based on the information provided in that Schedule 13G/A, the address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. According to that same Schedule 13G/A, the Schedule 13G/A reflects the shares beneficially owned by the Private Clients and Assets Management business group of Deutsche Bank AG and its subsidiaries and affiliates, does not reflect shares, if any, beneficially owned by any other business group of Deutsche Bank AG and its subsidiaries and affiliates and is not to be construed as an admission that the Private Clients and Assets Management business group is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any shares covered by that Schedule 13G/A. Additionally, according to that same Schedule 13G/A, Deutsche Bank AG beneficially owns and has sole dispositive power over 10,236,942 shares and sole voting power over 6,522,291 shares; Deutsche Investment Management Americas beneficially owns and has sole voting and dispositive power over 201,855 shares; Deutsche Bank Trust Company Americas beneficially owns and has sole dispositive power over 46,700 shares and sole voting power over 3,600 shares; and RREEF America, L.L.C. beneficially owns and has sole dispositive power over 9,988,387 shares and sole voting power over 6,316,836 shares.

(6)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 8, 2011 by BlackRock, Inc. Based on the information provided in that

  Schedule 13G/A, the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022, and BlackRock, Inc., which reports having sole voting and dispositive power over 9,461,919 shares, is the parent holding company or control person for certain subsidiaries that have acquired our shares and that are listed in that Schedule 13G/A.

(7)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 9, 2011 by Morgan Stanley and Morgan Stanley Investment Management Inc. Based on the information provided in that Schedule 13G/A, the addresses of Morgan Stanley and Morgan Stanley Investment Management Inc. are 1585 Broadway, New York, New York 10036 and 522 Fifth Avenue, New York, New York 10036, respectively. According to that same Schedule 13G/A, the Schedule 13G/A reflects the shares beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of Morgan Stanley and its subsidiaries and affiliates and does not reflect shares, if any, beneficially owned by any operating units of Morgan Stanley and its subsidiaries and affiliates whose ownership of shares is disaggregated from that of those operating units. Additionally, according to that same Schedule 13G/A, the shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and a wholly-owned subsidiary of Morgan Stanley. In that Schedule 13G/A, Morgan Stanley reported beneficially owning and having sole dispositive power over 7,180,926 shares and having sole voting power over 6,137,422 shares, and Morgan Stanley Investment Management Inc. reported beneficially owning and having sole dispositive power over 7,148,816 shares and having sole voting power over 6,105,312 shares.

(8)
Includes 230 common shares owned jointly by Mr. Hegarty and his wife.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of any transaction with us in which any other employee of ours who is subject to our Code of Business Conduct and Ethics and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have two agreements with RMR to provide management and administrative services to us: a business management agreement and a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman and majority owner of RMR. Our other Managing Trustee, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is an owner, President, Chief Executive Officer and a Director of RMR. Each of our executive officers is also an officer of RMR. Additionally, Mr. Barry Portnoy's son-in-law, who is Mr. Adam Portnoy's brother-in-law, is an officer of RMR. RMR has approximately 650 employees and provides management services to other companies in addition to us, and an affiliate of RMR is a registered investment advisor that manages two mutual funds.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        The business management agreement provides for compensation to RMR at an annual rate equal to the sum of (a) 0.5% of the average book value of the assets owned by us or our subsidiaries as of October 12, 1999, and (b) 0.7% of the average historical cost of our other real estate investments, as described in the business management agreement, up to the first $250.0 million of such investments, and 0.5% thereafter. In addition, RMR receives an incentive fee based upon increases in our FFO Per Share, as defined in the business management agreement. The incentive fee is paid in our common shares. In determining the average historical costs of our real estate investments for purposes of determining the management fees payable to RMR, the business management agreement also provides that the MOBs that we acquired from CWH pursuant to agreements that we entered with CWH in 2008 and 2010 are based on CWH's historical costs of those MOBs rather than the purchase prices we paid to CWH for those MOBs; and the business management agreement was amended in 2008 and 2010 to set forth how the historical costs of those MOBs would be determined. The property management agreement provides for management fees on our MOB properties equal to 3.0% of gross rents and construction supervision fees on those properties equal to 5.0% of construction costs. The aggregate business management and property management fees for 2010 were $19.5 million, including $192,000 as an incentive fee which we expect to be paid in our common shares in March 2011.

        RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs in providing this internal audit function was approximately $211,000 for 2010. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for our pro rata share of the employment and related expenses of RMR employees who provide on-site property management services and of the staff employed by RMR who perform our internal audit function.

        Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice.

RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. The current terms for these agreements expire on December 31, 2011, and they will automatically renew unless earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, including CWH, HPT, GOV, TA and Five Star, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Under our business management agreement with RMR, RMR has also agreed not to provide business management services to any other REIT which is principally engaged in the business of owning senior apartments, congregate communities, assisted living facilities, nursing homes or MOBs, without the consent of a majority of our Independent Trustees. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of disputes, claims and controversies.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining favorable terms from such vendors and suppliers.

        As part of our annual restricted share grants under our Share Award Plans, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers. In 2010, we granted a total of 66,850 restricted shares to such persons, which had an aggregate value of $1.6 million based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        Five Star is our former subsidiary, Five Star is our largest tenant, and we are Five Star's largest shareholder. On December 31, 2001, we distributed substantially all of Five Star's then outstanding shares of common stock to our shareholders. At the time of this spin off, all of the persons serving as Five Star's directors were also our Trustees. In order to effect this spin off of Five Star and to govern relations after the spin off, Five Star entered into agreements with us and others, including RMR, CWH and HPT. Since then, Five Star has entered into various leases and other agreements which include provisions that confirm and modify these undertakings. Among other matters, these agreements provide that:

  •
  so long as we remain a REIT, Five Star may not waive the share ownership restrictions in its charter on the ability of any person or group to acquire more than 9.8% of any class of Five Star's equity shares without our consent;

  •
  so long as Five Star is a tenant of ours, Five Star will not permit nor take any action that, in our reasonable judgment, might jeopardize our tax status as a REIT;

  •
  we have the option to cancel all of Five Star's rights under the leases it has with us upon the acquisition by a person or group of more than 9.8% of Five Star's voting stock and upon other change in control events affecting Five Star, as defined in those documents, including the adoption of any shareholder proposal (other than a precatory proposal) or the election to Five

    Star's board of directors of any individual if such proposal or individual was not approved, nominated or appointed, as the case may be, by vote of a majority of Five Star's directors in office immediately prior to the making of such proposal or the nomination or appointment of such individual;

  •
  the resolution of disputes, claims and controversies arising from Five Star's leases with us may be referred to binding arbitration proceedings; and

  •
  so long as Five Star is a tenant of ours or so long as Five Star has a business management agreement with RMR, Five Star will not acquire or finance any real estate of a type then owned or financed by us or any company managed by RMR without first giving us or such company managed by RMR, as applicable, the opportunity to acquire or finance real estate investments of the type in which we or such other company invests.

        As of February 23, 2011 , we owned 3.2 million shares of common stock of Five Star, which represented approximately 9.0% of Five Star's outstanding shares common stock.

        RMR provides management services to both us and Five Star; Mr. Barry Portnoy is one of our Managing Trustees and is a Managing Director of Five Star; all of our officers and certain officers of Five Star (specifically, Five Star's President and Chief Executive Officer and its Treasurer and Chief Financial Officer) are officers of RMR. Accordingly, the lease transactions between us and Five Star described herein were approved by our Independent Trustees and Five Star's Independent Directors who are not trustees or directors of the other company.

        As of December 31, 2010, we leased 186 senior living communities and two rehabilitation hospitals to Five Star. Under Five Star's leases with us, Five Star pays us rent based on minimum annual rent amounts plus percentage rent based on increases in gross revenues at certain properties. Five Star's total minimum annual rent payable to us under those leases as of December 31, 2010 was $186.8 million, excluding percentage rent based on increases in gross revenues at certain properties. The total rent we recognized from Five Star for the year ended December 31, 2010 was $189.7 million.

        Since January 2010, we engaged in additional transactions with Five Star, including :

  •
  Pursuant to the terms of our leases with Five Star, we purchased approximately $31.9 million of improvements made to our properties leased by Five Star, and, as a result, the annual rent payable to us by Five Star increased by approximately $2.6 million in aggregate for the affected leases.

  •
  In August 2010, at Five Star's request, we sold four skilled nursing facilities in Nebraska with an aggregate 196 licensed beds that were leased to Five Star for an aggregate sales price of approximately $1.5 million, and Five Star's rent to us decreased by approximately $145,000 per year. We recognized a gain of approximately $109,000 on the sale of these properties.

  •
  In November 2010, at Five Star's request, we agreed to sell three skilled nursing facilities in Georgia with an aggregate 329 licensed beds that are leased to Five Star for an aggregate sales price of approximately $18.0 million, and we expect Five Star's annual rent to us to decrease by approximately $1.8 million if and after this sale closes. We expect the sale of these properties to occur during the second quarter of 2011. The sale of these properties is contingent upon the buyer's completion of diligence and other customary closing conditions. We can provide no assurance that the closing of our sale of these properties will be completed.

  •
  In January 2011, at Five Star's request, we agreed to sell one assisted living community in Pennsylvania with 70 licensed units that is leased to Five Star for a sales price of approximately $800,000, and we expect Five Star's annual rent to us to be decreased by approximately $72,000 if and after this sale closes. We expect the sale of this property to occur during the first quarter of 2011. The sale of this property is contingent upon the buyer's completion of diligence and other customary closing conditions. We can provide no assurance that the closing of our sale of this property will be completed.

        CWH was formerly our parent. We were spun off to CWH's shareholders in 1999. At the time of our spin off from CWH, we and CWH entered into a transaction agreement pursuant to which, among other things, we and CWH agreed that so long as CWH owns 10% or more of our common shares, we and CWH engage the same manager or we and CWH have any common managing trustees, (1) CWH will not make any investment in senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, but excluding medical office properties, medical clinics and clinical laboratory buildings, without the prior approval of a majority of our Independent Trustees, and (2) we will not make any investment in office buildings, warehouses or malls, including medical office properties and clinical laboratory buildings without the prior approval of a majority of CWH's Independent Trustees.

        In May 2008, in connection with our purchase of 47 MOBs from CWH for $562 million, we and CWH entered into an amendment to that transaction agreement to permit us, rather than CWH, to invest in MOBs. At the same time, CWH granted us a right of first refusal to purchase up to 45 additional identified properties that CWH owned and which were leased to tenants in medical related businesses in the event CWH determines to sell such properties, including an indirect sale as a result of a change of control of CWH or its subsidiary(ies) which own those properties.

        In November 2010, we entered into a series of agreements for our purchase from CWH of 27 properties which are majority leased as MOBs for an aggregate purchase price of approximately $470.0 million, excluding closing costs. These properties include approximately 2.8 million square feet and were subject to the right of first refusal referred to above. As of January 26, 2011, we had completed the purchase of all 27 of these properties. CWH continues to own 19 properties that remain subject to our right of first refusal. Our 2008 and 2010 purchase agreements with CWH include arbitration provisions for the resolution of disputes, claims and controversies.

        As of February 24, 2011, we owned 250,000 of CWH's common shares. Both we and CWH are managed by RMR; Barry Portnoy and Adam Portnoy are Managing Trustees of both us and CWH; Frederick N. Zeytoonjian is an Independent Trustee of both us and CWH; and all of our and CWH's officers are officers of RMR. Accordingly, the 2008 and 2010 purchase agreements between us and CWH described above were negotiated and approved by special committees of each company's board of trustees comprised solely of Independent Trustees who were not also Independent Trustees of the other company.

        Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including Five Star, CWH, HPT, GOV and TA, and Mr. Adam Portnoy

serves as a managing trustee of some of those companies, including CWH, HPT, and GOV, but he does not serve as a managing director of Five Star or TA. We understand that the other companies to which RMR provides management services also have relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, Five Star, CWH, HPT, GOV and TA each currently own 14.29% of AIC, an Indiana insurance company. All of our Trustees and nearly all of the trustees and directors of the other shareholders of AIC currently serve on the board of directors of AIC. RMR, in addition to being a shareholder, provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes, claims and controversies.

        As of the date of this proxy statement, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2010, we recognized a loss of $771 related to our investment in AIC. In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer. Our total premiums paid under this program in 2010 were approximately $275,000. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with RMR, Five Star, CWH and AIC and various individuals and companies related to us and them are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2010. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, Five Star, CWH and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, Five Star, CWH, AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Harrington, Somers and Zeytoonjian. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers and Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2010, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Senior Housing Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, telephone (617) 796-8350. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 24, 2011

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SENIOR HOUSING PROPERTIES TRUST M30875-P07481 SENIOR HOUSING PROPERTIES TRUST TWO NEWTON PLACE 255 WASHINGTON STREET, SUITE 300 NEWTON, MA 02458 For Against Abstain For address changes, please check this box and write them on the back where indicated. Our Board of Trustees Recommends You Vote "FOR" the Nominee for Trustee in Proposal 1, "FOR" Proposal 2, "THREE YEARS" in Proposal 3 and "FOR" Proposal 4. 0 1 Year 2 Years 3 Years Abstain AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2011. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Senior Housing Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Senior Housing Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For Against Withhold For Against Withhold THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSAL 2, "THREE YEARS" IN PROPOSAL 3, AND "FOR" PROPOSAL 4. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) Our Board recommends you vote FOR proposal 4. 0 0 0 0 2. To approve a nonbinding advisory resolution on our executive compensation. Our Board recommends you vote FOR proposal 2. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III. Nominee: Frederick N. Zeytoonjian Our Board recommends you vote FOR proposal 1. 3. To recommend, by nonbinding advisory vote, the frequency of shareholder nonbinding advisory votes relating to our executive compensation. Our Board recommends you vote 3 YEARS in proposal 3. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. 0 0 0 0 0 0 0 0 0

Address Changes: _______________________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes above, please mark corresponding box on the reverse side.) M30876-P07481 SENIOR HOUSING PROPERTIES TRUST ANNUAL MEETING OF SHAREHOLDERS May 16, 2011, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. Senior Housing Properties Trust Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Senior Housing Properties Trust annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Senior Housing Properties Trust. The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints David J. Hegarty, Jennifer B. Clark and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 16, 2011, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSAL 2, "THREE YEARS" IN PROPOSAL 3 AND "FOR" PROPOSAL 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy

QuickLinks

INTRODUCTION
PROPOSAL 1 ELECTION OF ONE INDEPENDENT TRUSTEE
PROPOSAL 2 ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON SELECTION OF FREQUENCY OF EXECUTIVE COMPENSATION VOTE
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2010, 2009 AND 2008
GRANTS OF PLAN BASED AWARDS FOR 2010 (Shares granted in 2010, including vested and unvested grants)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010 (Shares granted in 2010 and prior years, which have not yet vested)
STOCK VESTED FOR 2010 (Share grants which vested in 2010, including shares granted in prior years)
TRUSTEE COMPENSATION FOR 2010 (2010 compensation; all share grants to Trustees vest at the time of grant)
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT